UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NuShares ETF Trust

(Exact name of registrant as specified in its charter)

Massachusetts

(State of incorporation or organization)

333 West Wacker Drive

Chicago, IL 60606

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
NuShares ESG Emerging Markets Equity ETF	BATS Exchange, Inc.	81-5205513
NuShares ESG International Developed Markets Equity ETF	BATS Exchange, Inc.	81-5198640

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-212032

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-212032; 811-23161), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on June 2, 2017. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

A.

Registrant’s Amended and Restated Declaration of Trust dated June 14, 2016 is incorporated herein by reference to Exhibit (a) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-212032 and 811-23161), as filed with the SEC via EDGAR Accession No. 0001193125-16-622379 on June 15, 2016.

B.

Registrant’s Second Amended and Restated Declaration of Trust dated July 27, 2016 is incorporated herein by reference to Exhibit (a)(ii) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-212032 and 811-23161), as filed with the SEC via EDGAR Accession No. 0001193125-16-680834 on August 12, 2016.

C.

Registrant’s Amended and Restated Establishment and Designation of Series dated January 26, 2017 is incorporated herein by reference to Exhibit (a)(iii) of Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-212032 and 811-23161), as filed with the SEC via EDGAR Accession No. 0001193125-17-100013 on March 28, 2017.

D.

Registrant’s By-Laws dated June 15, 2016 are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-212032 and 811-23161), as filed with the SEC via EDGAR Accession No. 0001193125-16-622379 on June 15, 2016.

E.

Form of Authorized Participant Agreement with Nuveen Securities, LLC is incorporated herein by reference to Exhibit (e)(ii) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-212032 and 811-23161), as filed with the SEC via EDGAR Accession No. 0001193125-16-680834 on August 12, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NuShares ETF Trust

Date: June 2, 2017

	By:	/s/ Christopher M. Rohrbacher
Christopher M. Rohrbacher Vice President and Secretary